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December 23, 1998



Mr. Duane L. Burnham
15 Bridlewood Road
Northbrook, IL 60062-4707

Dear Duane:

You shall be entitled to participate in all applicable Abbott employee benefit plans (including Abbott's stock option plans) in accordance with their terms, based on your compensation and service with Abbott as an employee through April 30, 1999 and as a retiree thereafter (including coverage for yourself and your eligible dependants under normal Abbott retiree medical and dental coverage and retiree life insurance under the normal provisions of the Abbott plans as they may be in effect from time to time).

In recognition of your successful completion of management succession ahead of schedule, Abbott will pay you, in the form of a payment for consultation described below, a total of $2,205,000 on April 23, 1999, with $705,000 being paid in cash and $1,500,000 being deposited into your grantor trust net of pro forma income taxes, which will be paid to you in cash. Also, in addition to the pension you shall receive under the Annuity Retirement Plan and Supplemental Pension Plan, starting May 31, 1999, you shall receive a monthly pension in the amount of $6,238.08 in the form of a single life annuity. During the first week of January, 1999, the present value of this amount, which is estimated to be $754,175.24, shall be funded in a manner consistent with the grantor trust you established under the Supplemental Pension Plan.

Beginning May 1, 1999 and ending December 31, 1999, you agree to make yourself available for consultation with the Board of




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Mr. Duane L. Burnham
December 23, 1998
Page 2

Directors, any committee or member thereof, or any elected officer of Abbott, as may be reasonably requested from time to time by the Chairman of the Board of Directors. Abbott will reimburse you for all reasonable travel, lodging and sustenance expenses incurred by you at the request of Abbott for such consultation.

Sincerely,



Jose M. de Lasa


                                        AGREED



                                        -------------------------------
                                            Duane L. Burnham
JmdL:ras